EXHIBIT 10.22

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

COLLABORATION AGREEMENT

This Collaboration Agreement (this “Agreement”) is made as of this 27th day of November, 2006 (the “Effective Date”) by and between Applied NeuroSolutions, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 50 Lakeview Parkway, Suite 111, Vernon Hills, IL 60061 (“APNS”), and Eli Lilly and Company, a corporation organized and existing under the laws of the State of Indiana, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (“LILLY”).

Background

LILLY is a major pharmaceutical company interested in drug discovery, particularly in the neuroscience area and including target family and disease pathway mapping, biomarker development, and the use of drugs for treating conditions such as Alzheimer’s disease.

APNS is a development stage biopharmaceutical company focused on diagnostics and therapeutics for the treatment of Alzheimer’s disease and other neurodegenerative diseases, and has entered into (i) a License and Collaborative Research Agreement dated February 1, 1994, as amended by an Amendment Agreement executed on March 20, 2002, a Second Amendment Agreement effective September 21, 2002 and a Third Amendment Agreement effective October 30, 2006 (collectively, the “1994 Agreement”) and (ii) a License and Collaborative Research Agreement effective July 1, 1993, as amended by an Amendment Agreement executed on July 9, 1993, an Amendment Agreement executed on March 20, 2002, a Second Amendment Agreement effective September 21, 2002 and a Third Amendment Agreement effective October 30, 2006 (collectively, the “1993 Agreement”) (the 1994 Agreement and the 1993 Agreement, together, the “AECOM Agreements”) with Albert Einstein College of Medicine (“AECOM”) to serve as a scientific collaborator with Dr. Peter Davies to commercialize all of Dr. Davies’ neurodegenerative disease related discoveries on behalf of AECOM, subject to the terms and conditions of the AECOM Agreements. APNS has also entered into a Consulting Agreement with Dr. Peter Davies dated December 1, 2005 (the “Davies Agreement”).

APNS and LILLY desire to enter into this Agreement to perform the research collaboration (the “Collaboration”) as initially set forth in the research plan attached as Appendix A (the “Research Plan”) for the purpose of generating information and data relating to the Field (all as defined below).

1.	Collaboration:

The goal of the Collaboration is to discover compounds directed against the pathology mediated by or directly associated with [***] in Alzheimer’s disease (“Compounds”) and to develop such Compounds as pharmaceutical products (“Products”). The Collaboration will go forward in three stages (“Stage 1” and “Stage 2” and “Stage 3”), each of which is described in further detail in the Research Plan (which is incorporated by reference herein). Stage 1 will consist of bringing Dr. Davies’ laboratory, APNS personnel and the LILLY Neurodegenerative Diseases Drug Hunting (NDDHT) team together with other essential LILLY drug discovery functions (Chemistry and ADME/Toxicology) to

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form a coherent team to support research and development of Compounds in the field of the following [***]: Alzheimer’s disease; [***] (collectively, the “Field”); notwithstanding the Field definition, the primary initial focus of the Collaboration shall be Alzheimer’s disease. The work conducted will initially focus on Target X, [***] as targets for [***] drug discovery efforts. Any other targets newly discovered in the execution of the Collaboration, and those targets identified in the Research Plan ([***]), shall be referred to herein as the “Other Targets” and together with Target X, shall be referred to herein as the “Targets.” For clarity, “Other Targets” does not include [***] which are brought into the Collaboration; “Other Targets” does, however, include [***] which subsequently become [***]. The work will consist of Target enablement: [***], which is further defined as “Target to Hit” in the Research Plan.

Stage 1 Success Criteria: Success criteria for Stage 1 are as follows:

1.
Research Plan finalized and tasks assigned as appropriate by the Collaboration Management Team between LILLY scientists, including the NDDHT and Discovery Chemistry and Research Technologies at Lilly, APNS and Dr. Peter Davies’ laboratory at AECOM.

2. Target X project underway:

o	[***]
o	Target X[***]
o	[***]Target X [***] Target X [***].

3. Work on [***] initiated.

4. Regular meetings held among Lilly personnel, APNS personnel and Dr. Davies.

5.	Successful completion of IP and Information Technology (IT) Due Diligence as it relates to the technologies, assets, and information provided by APNS that are relevant to the Collaboration.

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Stage 2 will consist of pursuing a number of approaches focused on [***] as potential therapeutics for Alzheimer’s disease.

2. Research Plan:

The parties will perform the Collaboration as set forth in the Research Plan attached as Appendix A, which may be amended from time to time by the Collaboration Management Team (defined below).

3. Management:

APNS and LILLY will form a team (the“Collaboration Management Team”) that will consist of two (2) member(s) from each party and will act only by unanimous agreement. One of the LILLY representatives in the Collaboration Management Team shall be [***] and one of the APNS representatives shall be [***]. If the Collaboration Management Team cannot reach agreement on a given issue, then the matter shall be referred to the Chief Executive Officer of APNS and the Vice President of Neuroscience Research of Lilly (or successor position) for further discussion and resolution. If agreement cannot be reached, LILLY shall have the final decision making authority. The responsibilities of the Collaboration Management Team will include, in addition to those mutually agreeable to the parties, evaluating and discussing the handling of [***] IP (Section 8(e)), modifying the Research Plan, managing the execution of the Research Plan, monitoring the progress of the Research Plan, and presenting a report on the Research Plan deliverables to LILLY and APNS (the“Final Report”). [***]. These processes and authority may change during the course of the Collaboration. All parties, including any subcontractors, will utilize good documentation practices when recording research results. LILLY reserves the right to assess all research data.

4. Term:

The term of the Collaboration under this Agreement (the “Collaboration Term”) shall be three (3) years from the Effective Date with two (2) one (1) year options to extend at LILLY’s sole discretion (so long as LILLY is not in breach of this Agreement) (or such longer period as LILLY and APNS may mutually agree), subject to the early termination rights set forth in Section 17. The term of the other provisions in this Agreement (the “Agreement Term”) shall be from the Effective Date until payment of the final amount due and payable by LILLY to APNS under this Agreement, subject to the early termination rights set forth in Section 17.

5. Materials Transfer:

In order to execute the Research Plan, LILLY and APNS will need to transfer certain materials from one party to the other (the“Materials”). A description of the Materials is set forth in the Research Plan. The Materials will be used by the receiving party only for the execution and/or evaluation of the results of the Collaboration. All Materials will remain the property of the sending party and will be held confidential in respect to third parties in accordance with the terms of Section 7. The Materials shall at all times remain the property of the sending party. Upon the termination at will by LILLY or for breach by LILLY, LILLY will either (a) dispose of any residual Materials not consumed by LILLY in performance of this Agreement in accordance with this Agreement and all applicable state and federal laws and regulations, or (b) upon request of APNS, return such Materials to APNS. Notwithstanding the foregoing, if the Collaboration Term is terminated at will by LILLY as provided in Section 17 and LILLY continues to develop a Compound(s) and remains responsible for any payments which may become due pursuant to Sections 9(e) and 11, then LILLY shall have a paid up license from APNS to use Materials transferred to LILLY hereunder. Upon the termination or expiration of the Collaboration Term, APNS will either (a) dispose of any residual Materials not consumed by APNS in performance of this Agreement in accordance with this Agreement and all applicable state and federal laws and regulations, or (b) upon request of LILLY, return such Materials to LILLY.

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    6. Covenants:
For the Collaboration Term, through APNS, LILLY shall have access to [***] for the Collaboration in the Field. APNS shall use its reasonable efforts to require [***] to attend all meetings that are held by the parties relating to the Collaboration as contemplated by the Research Plan (such meetings to be (i) [***] and (ii) a [***], unless otherwise agreed by the parties). Re-scheduling of meetings will be permitted on both sides but only with the agreement of the other party. Persistent absence (as determined by the Collaboration Management Team) from meetings (required by the Research Plan) by [***] during the Collaboration Term which results in a significant impairment to the goals of the Collaboration (as determined by the Collaboration Management Team) shall be considered an Event of Default by APNS under Section 17. [***] and/or APNS’ laboratory, as decided by the Collaboration Management Team, will provide [***] to work on the Collaboration as required under the Research Plan. Upon expiration or termination of the Collaboration Term, all rights of LILLY and obligations of APNS and [***] provided in this Section 6 shall terminate.

7. Confidentiality:

(a) Each of APNS and LILLY will be providing to the other certain Confidential Information in order to perform the Collaboration. "Confidential Information" includes (other than as described in Section 7(g)) all information, know-how, data or Materials of an intellectual, technical, scientific, commercial, financial or industrial nature disclosed by either party to the other, in a written document received from or belonging to the disclosing party, or oral or visual information, whether by inspection or otherwise, which reasonably should be considered as confidential from the context of the disclosure at the time of such disclosure.

(b) Each of APNS and LILLY agrees to safeguard such information from unauthorized use or disclosure to the same extent as it does its own confidential information of similar nature, but with no less than reasonable care.

(c) Each of LILLY and APNS agrees that it will not, without the express written consent of the other party, or as permitted by agreement of the Collaboration Management Team, use the other party’s Confidential Information for any purpose other than the performance of the Research Plan or any other purpose expressly contemplated by the terms of this Agreement.

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    (d) Each of LILLY and APNS agrees not to disclose the other party’s Confidential Information to any person other than to such of its (and its affiliates’) employees, agents, consultants, representatives, contractors and advisors who have a need to know such Confidential Information for purposes of the Collaboration and who shall be informed by the receiving party of the confidential nature of the Confidential Information and shall agree to observe the same terms and conditions set forth herein as if specifically named a party hereto. Each of LILLY and APNS agrees that it will be responsible for any breach of confidentiality terms of this Agreement by its (and its affiliates’) agents, employees, consultants, representatives, contractors or advisors. As used herein,“affiliate” of a party means, any entity controlling, controlled by or under common control with such party.

(e) Each party agrees that it will maintain in confidence, and not disclose, the terms of this Agreement without the prior written permission of the other party, except (i) as required by law, provided that the party provides the text of the proposed disclosure to the other party; (ii) to its attorneys, accountants, and other professional advisors under a duty of confidentiality; or (iii) to a third party under a duty of confidentiality in connection with a financing or a proposed merger or a proposed sale of all or part of such party’s business. In addition, if a party receives a request from an authorized representative of a U.S. or foreign tax authority for a copy of the Agreement, that party may provide a copy of the Agreement to such tax authority representative without advance notice to, or the permission or cooperation of, the other party, but the disclosing party must notify the other party of the disclosure as soon as practicable.

Any proposed disclosures by APNS where APNS is required to provide a copy of the text of the proposed disclosure to LILLY under this Subsection must be delivered to LILLY’s Corporate Communications Department, [***] for LILLY’s review and comment. Any proposed disclosures by LILLY where LILLY is to provide a copy of the text of the proposed disclosure to APNS under this Subsection must be delivered to APNS’ offices, 50 Lakeview Parkway, Suite 111, Vernon Hills IL 60061, Attn: Chief Financial Officer, for APNS’ review and comment.

(f) Each of the parties agrees, in the event that either party terminates this Agreement, or at the end of the term of this Agreement if requested by the other, to return to the originating party, all of the Confidential Information and all related material provided by the originating party. The “related material” refers to all memoranda, notes, reports and documents containing copies, extracts or reproductions of the Confidential Information provided by one of the parties to the other pursuant to this Agreement. The receiving party shall be entitled to retain in its legal files one copy of all Confidential Information and related material received under this Agreement for the sole purpose of determining the scope of the obligations incurred hereunder.

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(g) The provisions of this Agreement relating to Confidential Information will not apply to any part of such information where:

(i)	such information has been, or at any time is, made available to the public through no fault of the receiving party; or
(ii)	such information is known by the receiving party at the time of disclosure, as shown by prior written evidence of the receiving party; or
(iii)	such information is developed by or for the receiving party independently of disclosure hereunder, as shown by written evidence of the receiving party; or
(iv)	such information is disclosed by a third party, who is not under a duty of confidentiality, through no fault of the receiving party.

Notwithstanding the foregoing, the receiving party shall be permitted to disclose Confidential Information to the extent that the receiving party has been authorized by the disclosing party to disclose such information, or to the extent the disclosure is required by law and the receiving party has provided the disclosing party reasonable advance notice of the potential disclosure and reasonable cooperation with efforts by the disclosing party to limit disclosure, obtain a protective order or take other similar steps.

(h) Each of the parties acknowledges and agrees that the obligations of confidentiality and trust herein provided are in addition to and not in substitution for any duties or obligations of secrecy, confidence or trust arising from or implied by any statute or rule of law.

 (i) Nothing contained in this Agreement shall be construed as a grant of a license to use the Confidential Information other than for purposes described herein.

(j) Each party’s obligation of confidentiality under this Agreement shall survive the termination or expiration of the Agreement Term for five (5) years.

8. Intellectual Property:

(a) LILLY will remain the sole owner of or otherwise shall continue to control rights in all IP (as defined below) relating to any and all Materials, information, plans or methods that may be disclosed to APNS or developed solely by LILLY or licensed to LILLY prior to or separate from performance of the Collaboration (“LILLY Existing IP”). “IP” means all discoveries, inventions (whether patentable or not), knowledge, know-how, data, techniques, processes, systems, formulations, designs and information of any and every kind, and all worldwide intellectual property or proprietary rights (including, but not limited to patent rights, copyrights and trade secrets) claiming, memorializing or covering the same.

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     (b) APNS will remain the sole owner of or otherwise shall continue to control rights in all IP relating to any and all Materials, information, plans or methods, [***], that may be disclosed to LILLY or developed solely by APNS, or licensed to APNS prior to or separate from performance of the Collaboration (“APNS Existing IP”). [***].

(c)  [***] (“Product-related IP”), [***] (“LILLY New IP” and, together with LILLY Existing IP, “LILLY IP”).

(d) All IP conceived in the execution of the Collaboration solely by APNS [***] will be owned by APNS (“APNS New IP” and, together with APNS Existing IP, “APNS IP”).

(e) All IP [***] conceived in the [***], will be owned [***] (“[***] IP”), provided that all IP [***] created solely by [***] will be owned by [***], and will be considered part of the [***].

The parties’ rights as [***] hereunder of [***] IP shall include, in all countries of the world, all rights inherent in [***] of intellectual property under the laws of the United States. For the avoidance of doubt, and without limiting or narrowing the foregoing, [***] shall expressly be permitted to use and exploit the [***] IP and to [***] in the [***] IP [***], except as limited by the licenses granted hereunder. [***] shall be responsible, at its sole discretion [***], for preparing, filing, prosecuting, maintaining, asserting in infringement actions and defending (collectively, “Prosecuting”) [***] IP (“[***] Patent”) that constitutes [***]. [***] shall be responsible, at its sole discretion [***], for Prosecuting any [***] Patent. The parties shall cooperate reasonably in obtaining, maintaining and enforcing all intellectual property and proprietary rights (including patent rights) in and to [***] IP and keep the other informed of progress in Prosecuting any [***] Patent, but neither party shall be obligated to [***] and thus [***]. If either party elects not to file any [***] Patent or to abandon any [***] Patent, such party will notify the other party to give the other party an opportunity to file or to continue to prosecute or maintain such [***] Patent. Each party will promptly notify the other in writing of any alleged or threatened infringement of any [***] Patent. Both parties shall be entitled to participate in [***] Patent [***], but neither party shall be required to do so, unless such party is [***], in which case such party must [***]. Neither party shall [***]. [***] in connection with any enforcement claim or action involving any [***] Patent shall be retained by [***] Patent [***].

(f)     Notwithstanding the foregoing, each party acknowledges that the other party also has ongoing, similar but separate research projects, and any inventions arising therefrom shall be owned by the respective party.

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9. Licenses:

(a)  Research Licenses to LILLY. Subject to the terms and conditions of this Agreement, APNS hereby grants to LILLY a co-exclusive, non-sublicensable, royalty free license during the Collaboration Term under APNS IP solely to the extent necessary or appropriate to carry out LILLY’s responsibilities under the Research Plan.

(b)  Research Licenses to APNS. Subject to the terms and conditions of this Agreement, LILLY hereby grants to APNS a non-exclusive, non-sublicensable, royalty free license during the Collaboration Term under LILLY IP solely to the extent necessary or appropriate to carry out APNS’ responsibilities under the Research Plan.

(c)  Commercial Licenses to LILLY. Subject to the terms and conditions of this Agreement, APNS hereby grants to LILLY (i) an exclusive worldwide, [***] license during the Agreement Term, including the right to sublicense subject to Section 9(e), under the APNS IP and [***] IP to make, use, import, sell and offer to sell Products and (ii) a non-exclusive, worldwide [***] license, [***], under the APNS IP to make, use, import, sell, and offer to sell biomarkers and diagnostics relating to Products. The license granted under Section 9(c)(ii) shall [***].

(d)  Commercial Licenses to APNS. Subject to the terms and conditions of this Agreement and rights previously granted to third parties by LILLY, LILLY hereby grants to APNS a [***], with the right to sublicense, under the LILLY IP to make, have made, use, import, sell, offer to sell, and otherwise distribute, biomarkers and diagnostics. The license granted under this Section 9(d) shall [***].

(e)  Sublicense. LILLY shall have the right to grant commercial sublicenses under the licenses granted in Section 9(c)(i) and Section 9(c)(ii) to its Affiliates and to a third party (“Sublicensee”); provided that:

(1) any Sublicensee shall: (i) affirmatively agree in writing that it is subject to and shall be governed by this Agreement and that the Sublicensee shall comply with all relevant obligations hereunder in accordance herewith and (ii) be immediately disclosed to APNS; and

(2) the grant of a sublicense shall not relieve LILLY of any duty or obligation under this Agreement, and LILLY shall be fully liable to APNS for all failures by any Sublicensee to comply with the terms and conditions set forth in this Agreement; and

(3) in the case of the grant of any sublicense under the license granted in Section 9(c)(ii), LILLY shall [***] (A) [***] or (B) [***] in the form of [***] based in whole or in part [***], in each case on [***], with the intent that [***] will receive [***]from such [***].

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(f)     LILLY acknowledges that pursuant to the AECOM Agreements, (i) AECOM retains the right to make and use products covered by IP licensed under those agreements in its own laboratories for scientific purposes and for continued research, as well as to make small quantities of biological materials developed in Dr. Davies’ laboratory covered by such intellectual property available to other scientific institutions and researchers solely for scientific and research purposes; and (ii) the research which led to the intellectual property licensed under the AECOM Agreements was funded with National Institutes of Health (“NIH”) and Federal government grants and therefore NIH and the Federal government retain certain rights with respect to such IP. LILLY further acknowledges that, to the extent that any APNS IP licensed to LILLY under this Agreement constitutes IP of AECOM licensed to APNS under the AECOM Agreements, such license is subject to the terms and conditions of the AECOM Agreements.

10. Costs:

LILLY will bear the costs and expenses under this Agreement and, in particular, the Research Plan, to be paid as follows:

Lilly shall make to APNS the following payments in consideration of the work performed during the Collaboration:

(a)	One (1) payment of [***] due and payable within [***].

(b)
Annual payments of [***] per year for research and development support, starting with the first payment due and payable [***], for work during the Collaboration Term and subsequent payments due and payable [***].

(c)
The Parties shall enter into the Securities Purchase Agreement in substantially the form set forth on Appendix B concurrently with the Effective Date under which LILLY will purchase on the Effective Date (and not before or after such date) five hundred thousand dollars ($500,000) worth of APNS common shares at a price per share equal to [***] starting on [***] and ending on the [***] which payment is due and payable within [***].

11. Milestones and Royalties and Other Payments: LILLY hereby agrees to make the following additional payments to APNS:

(a) Milestone Payments: LILLY shall make the following payments upon achievement of the applicable milestones set forth below which are satisfied by [***]:

[***]

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    “Target X” means either [***]. “Target X Compounds” means Compounds discovered during [***], or within [***], that [***]. “Other Target Compounds” means Compounds discovered against [***].

Payments will be made only once per Target for Compounds which achieve the applicable milestone regardless of the number of Compounds developed for such Target; provided, however, that there shall be no limitation on the number of Other Targets which may be identified and for which milestone payments may become payable hereunder.

All milestone payments shall be made by LILLY to APNS within seventy-five (75) days of achievement of the applicable milestone.

(b) Royalties

LILLY shall pay to APNS the following royalties on Net Sales (as defined below) of Products sold by LILLY, its Affiliates and Sublicensees:

Annual Sales*   [***]

[***]

* Annual Sales refers to [***]. The Net Sales tiers shall be [***].

Royalties are payable for APNS know-how and expertise only and are not license payments for any APNS patents or patents licensed to APNS existing on the Effective Date. Royalties will be paid for [***] from [***]. There shall be [***] for which royalty payments may become payable hereunder.

(c) “Net Sales” means with respect to sales of a Product, the gross amount invoiced by LILLY (including a LILLY Affiliate), or any Sublicensee thereof, to unrelated third parties, excluding any Sublicensee, for the Product in the Territory, less:

a)	Trade, quantity and cash discounts allowed;
b)	Commissions, discounts, refunds, rebates and chargebacks and any other allowances which effectively and legally reduce the net selling price, all in accordance with U.S. GAAP;
c)	Actual Product returns and allowances;
d)
Any tax actually imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes (but not including any taxes assessed on income derived from such sales);

e)	freight, shipping, transportation, and insurance expenses;
f)	The standard inventory cost of devices or drug delivery systems themselves used for dispensing or administering which accompany Product; and
g)	Any other similar and customary deductions, all in accordance with U.S. GAAP.

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    Such amounts shall be determined from the books and records of LILLY, its Affiliates or Sublicensees, maintained in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) or, in the case of Sublicensees, such similar accounting principles, consistently applied. LILLY further agrees that in determining such amounts, it will use LILLY's then current standard procedures and methodology, which are in accordance with U.S. GAAP, and including LILLY’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

In the event that the Product is sold as part of a Combination Product (as defined below), the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined as follows.

(i) By multiplying the Net Sales of the Combination Product by the fraction, A / (A+B) where A is the weighted average sale price of the Product when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

(ii) In the event that the weighted average sale price of the Product can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

(iii) In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average sale price of the Combination Product.

(iv) In the event that the weighted average sale price of both the Product and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Product shall be deemed to be equal to fifty percent (50%) of the Net Sales of the Combination Product.

The weighted average sale price for a Product, other product(s), or Combination Product shall be calculated once each calendar year and such price shall be used during all applicable royalty reporting periods for the entire following calendar year. When determining the weighted average sale price of a Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial calendar year) of the preceding calendar year for the respective Product, other product(s), or Combination Product. In the initial calendar year, a forecasted weighted average sale price will be used for the Product, other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following calendar year.

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“Combination Product” means any pharmaceutical product which contains one or more pharmacologically or therapeutically active compound(s), product(s) and/or ingredient(s) in addition to Product.

(d) Royalty Payment [***]. Royalty payments [***] for Net Sales shall be calculated [***] for each calendar quarter. All royalty payments due to APNS shall be paid within [***] after the end of each [***]. Each payment of royalties shall be [***].

(e) Late Payments. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of one percent (1%) per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.

(f) Records. During the term of this Agreement and for a period of three (3) years thereafter, LILLY shall keep complete and accurate records pertaining to [***] in sufficient detail to permit APNS to confirm the accuracy of all payments due hereunder.

(g) Audit. LILLY agrees that APNS shall have reasonable audit rights during reasonable times to confirm Net Sales and the accuracy of all payments due hereunder. Such audit shall be performed by APNS’ auditors and at the cost of APNS. If such audit discloses an underpayment, LILLY shall pay APNS within thirty (30) days the amount of such underpayment unless LILLY disputes such amount in good faith. If such audit reveals an underpayment for any calendar year of seven and one half percent (7.5%) or more, then LILLY shall reimburse APNS for the reasonable costs of the audit. If such report shows any overpayment by LILLY, then at APNS’ option, such overpayment shall either be refunded to LILLY by APNS within thirty (30) days of receipt of the audit report, or creditable against amounts payable by LILLY in subsequent payment periods. The parties agree that all information subject to review under this Section is Confidential Information and that each party shall retain and cause the accountant to retain all such information in confidence.

(h) Revenues from Sale of Diagnostics and Biomarkers. LILLY shall share with APNS profit received by LILLY from the sale by it or its Affiliates or sublicensees of diagnostics and biomarkers related to the Compounds or Products or related to disease states, in each case on financial and other terms to be negotiated in good faith by LILLY and APNS, with the intent that APNS will receive most of the financial benefit from such sales.

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12. Representations and Warranties:

(a) Each party represents and warrants to the other that it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Each party represents and warrants that all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained.

(c) Each party represents and warrants that the execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.

(d) APNS represents and warrants that: (i) there is no pending litigation which alleges that any of its activities relating to the APNS Existing IP have violated any of the intellectual property rights of any third person (nor has it received any written communication threatening such litigation); (ii) to the best of its knowledge, no litigation has been otherwise threatened which alleges that any of its activities relating to the APNS Existing IP have violated any of the intellectual property rights of any third person; (iii) it owns all right, title and interest in and to the APNS Existing IP free and clear of all encumbrances, security interests, options and licenses which would conflict with the licenses granted under this Agreement; (iv) to APNS's actual knowledge as of the Effective Date, there is no unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder to LILLY; (v) to APNS's actual knowledge as of the Effective Date, there is no intellectual property which could act as a blocking patent to the APNS IP; (vi) it has disclosed to LILLY all license agreements pursuant to which APNS has received a license to third party’s patents relevant to the Collaboration, including the AECOM Agreements, and APNS is not in breach or default under any such agreement that may give rise to a right of termination and has not received from any licensor any notice of such breach or default; and (vii) as of the Effective Date, the AECOM Agreements and the Davies Agreement are in full force and effect in accordance with their respective terms.

(e) LILLY represents and warrants that: (i) there is no pending litigation which alleges that any of its activities relating to the LILLY Existing IP have violated any of the intellectual property rights of any third person (nor has it received any written communication threatening such litigation); (ii) to the best of its knowledge, no litigation has been otherwise threatened which alleges that any of its activities relating to the LILLY Existing IP have violated any of the intellectual property rights of any third person; and (iii) it owns all right, title and interest in and to the LILLY Existing IP free and clear of all encumbrances, security interests, options and licenses which would conflict with the licenses granted under this Agreement.

13. Indemnification:

(a) Each of LILLY and APNS (in such capacity, the “Indemnitor”) will defend, indemnify, and hold harmless the other party, its affiliates, and the respective directors, officers, shareholders, employees, and agents of the other party and its affiliates, and in the case of LILLY or APNS as the Indemnitor, AECOM (in such capacity, the “Indemnitees”), from and against any and all liabilities, damages, losses, penalties, fines, costs, interest, and expenses, including, without limitation, reasonable attorneys’ fees, (“Damages”) arising from or occurring as a result of a third person’s claim, action, suit, judgment, or settlement against an Indemnitee that is due to or based upon:

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

(i)  any breach by the Indemnitor of an obligation, agreement, covenant, representation, or warranty of the Indemnitor under this Agreement; or

(ii) any negligent or more culpable act or omission of the Indemnitor or an Indemnitor’s affiliate, or contractor or their respective directors, officers, shareholders, employees, and agents related to this Agreement ((i) and (ii) each, a “Third Party Claim”);

provided, however, that the Indemnitor will not be obligated to indemnify or hold harmless the Indemnitees from Damages from a Third Party Claim to the extent that such Damages are finally determined to have resulted from the negligent (or more culpable) act or omission of an Indemnitee or any breach by an Indemnitee of an obligation, agreement, covenant, representation, or warranty of an Indemnitee under this Agreement.

(b) LILLY will defend, indemnify and hold harmless APNS, AECOM, and the other Indemnitees from and against any and all Damages arising from or occurring as a result of the research, development, manufacturing, marketing and/or sale of Targets, Compounds, Products, biomarkers and/or diagnostics by, on behalf of or under authority of, LILLY (but not including any activities of APNS or its sublicensees).

(c) APNS will defend, indemnify and hold harmless LILLY, AECOM, and the other Indemnitees from and against any and all Damages arising from or occurring as a result of the research, development, manufacturing, marketing and/or sale of biomarkers or diagnostics by, on behalf of or under authority of, APNS (but not including any activities of LILLY or its sublicensees).

(d) The Indemnitor will defend and control negotiation of settlement of any Third Party Claim with counsel reasonably acceptable to the Indemnitee, and the Indemnitee may participate in the defense with counsel of its choosing, such separate counsel to be at its sole expense. Any settlement by which the Indemnitee would incur any obligation or liability, whether for the payment of money, the taking of any action, the refraining from any action, or otherwise, unless the Indemnitor is so obliged or liable by this Agreement, will require the advance written consent of the Indemnitee, which consent may be withheld in the sole discretion of the Indemnitee without relieving the Indemnitor of its indemnification obligations hereunder.

14. DISCLAIMERS:

(a) EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT. IN ADDITION AND WITHOUT LIMITATION, EXCEPT AS EXPRESSLY PROVIDED HEREIN, ALL MATERIALS, CONFIDENTIAL INFORMATION AND IP ARISING FROM THE COLLABORATION OR OTHERWISE FROM THIS AGREEMENT IS PROVIDED ON AN “AS IS” BASIS WITH NO REPRESENTATION OR WARRANTIES OF ANY KIND. LILLY ACKNOWLEDGES AND AGREES THAT ALL RIGHTS GRANTED BY APNS TO LILLY UNDER THIS AGREEMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AECOM AGREEMENTS, AND THE RIGHTS OF AECOM, NIH AND THE FEDERAL GOVERNMENT UNDER THE AECOM AGREEMENTS.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

(b) UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF USE AND THE LIKE), WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER CAUSE OF ACTION RELATING TO THE COLLABORATION OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

15. Publications. [***] shall be entitled to issue scientific publications with respect to the Products or their testing, in accordance with [***] and [***] shall be in control of any publications or scientific presentations regarding Products or their testing and [***] shall not publish or present regarding Products or their testing without [***]. Authorship of any scientific publications that emanate from [***] shall be determined in accordance with standard academic practice, but will have at least [***]. [***] shall provide to [***] a copy of any proposed article or publication that contains significant new information prior to submitting the same for publication, if practicable, and, in any case, [***] shall use its best efforts to provide such copy to [***] at least thirty (30) days in advance of the publication date. For clarity, however, [***] intends that all proposed articles and publications will be timely provided to [***].

    16. Press Releases and Other Public Statements. If a party desires to issue a press release or other public statement concerning the execution of, or the parties’ activities under this Agreement, it must first obtain the other party’s written approval of such issuance and, if approved for issuance, the content of such proposed release, except where such press release or other public statement is required to be issued by applicable law or regulation or stock exchange requirement. For clarity, even where such press release or public statement is required by law or regulation, the issuing party will use its reasonable best efforts to provide to the other party an advance copy for review and comment. In all other respects, except as required by applicable laws, neither party may use any trademarks, logos, or symbols associated with the other party without the prior written permission of such other party. All matters that require LILLY’s review or approval under this Section must be delivered to LILLY’s Corporate Communications Department, [***] for such review and approval. All matters that require APNS’ review and approval under this Section must be delivered to APNS’ offices, 50 Lakeview Parkway, Suite 111, Vernon Hills IL 60061, Attn: Chief Financial Officer for such review and approval.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

17. Termination.

(a) Termination for Default.

(i)  An “Event of Default” by either party shall have occurred upon:

(1)  the occurrence of a material breach of this Agreement if such party fails to remedy such breach within [***] days after written notice thereof by the non-breaching party (or, if remediation of such breach in period is not practicable, if such party fails to commence and diligently pursue such remediation during such period); or

(2)  the commencement of any proceeding in or for bankruptcy, insolvency, liquidation, dissolution or winding up by or against such party that is not dismissed or otherwise disposed of within [***] days thereafter; or

(3)  solely with respect to APNS, AECOM terminates the AECOM Agreement and/or [***] ceases to perform under the Research Plan during the Collaboration as contemplated by this Agreement, if such termination and/or cessation of performance results in a significant impairment to the goals of the Collaboration as determined by the Collaboration Management Team.

(ii) Upon the occurrence of an Event of Default by the other party, the non-breaching party shall have the right to terminate either (A) the Collaboration or (B) this Agreement in its entirety, which such termination shall be effective immediately upon providing written notice of termination. Termination of the Collaboration shall mean the termination of the Collaboration Term, and termination of this Agreement in its entirety shall mean the termination of the Agreement Term.

(b) [***].

[***].

(c) Effect of Termination or Expiration.

(i) Consequences of APNS’ Termination due to LILLY’s Breach or [***]. In the event of termination of the Collaboration or of this Agreement by APNS pursuant to this Section 17 following the occurrence of an Event of Default by LILLY, or [***] pursuant to this Section 17:

(1)  all rights and licenses granted to LILLY under this Agreement shall terminate [***] (subject to the payment obligations of LILLY to APNS referenced in Section 17(c)(i)(3) below) (and in the event of APNS’ termination of the Collaboration or this Agreement following the occurrence of an Event of Default by LILLY, [***];

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

(2)  LILLY shall transfer to APNS or, upon APNS’ written instruction, destroy all information, Materials or other Confidential Information that was provided by APNS, and APNS also shall transfer to LILLY or, upon LILLY’s written instruction, destroy all information, Materials or other Confidential Information that was provided by LILLY;

(3)  LILLY shall continue to pay the fees, milestone payments and royalties which may become due under this Agreement whether prior to or subsequent to the effective date of termination (including those set forth in Sections 9(e) and 11);

(4)  all rights and obligations set forth in Sections 7, 8, 9(d), 13, 15, 16 and 19 shall continue in accordance with their terms; and
                (5)  except as specifically provided under this Section 17, all obligations of LILLY and APNS that become due after the date of termination of this Agreement shall be extinguished.

(ii) Consequences of LILLY’s Termination due to APNS’ Breach. In the event of termination of the Collaboration or of this Agreement by LILLY pursuant to this Section 17 following the occurrence of an Event of Default by APNS:

(1)	[***];

(2)	Except as specifically provided under this Section 17, all obligations of APNS that become due after the date of termination of this Agreement shall be extinguished;

(3) APNS shall promptly return to LILLY or, upon LILLY's written instruction, promptly destroy all LILLY Information supplied by LILLY to APNS pursuant to, or in connection with, this Agreement or any transaction contemplated herein,;

(4) LILLY shall continue to pay fifty percent (50%) of the fees, milestone payments and royalties which may become due under this Agreement subsequent to the effective date of termination (including those set forth in Sections 9(e) and 11);

(5)LILLY shall remain responsible for all fees, milestone payments and royalties which may have become due under this Agreement prior to the effective date of termination; and

(6)all rights and obligations set forth in Sections 7, 8, 9(d), 13, 15, 16 and 19 shall continue in accordance with their terms.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

18. BANKRUPTCY PROVISION

The parties intend that LILLY shall be protected in the continued enjoyment of its rights as a licensee under this Agreement to the maximum extent feasible. Accordingly, the parties agree that this Agreement shall constitute an “executory contract” under 11 U.S.C. §§ 101 et seq. (“Bankruptcy Code”), and that LILLY shall be entitled to the fullest protection conferred upon licensees under Section 365(n) of the Bankruptcy Code. The parties specifically acknowledge and agree that rejection of this Agreement shall not impair the rights of LILLY under this Agreement. The APNS Materials shall be deemed to be "intellectual property" as that term is defined in Section 101(35A) of the Bankruptcy Code. The licenses granted hereunder shall be deemed to be rights to intellectual property that existed immediately before the date the Chapter 11 Case commenced. All materials required to be delivered by APNS to LILLY under this Agreement, and all materials relating to the APNS Materials, shall be deemed to be "embodiments" of such intellectual property for purposes of Section 365(n) of the Bankruptcy Code. All written agreements entered into in connection with the Parties' performance hereunder from time to time shall be considered agreements "supplementary" to this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

19. General:

    (a) This Agreement will be governed by, and construed and enforced in accordance with, the substantive laws of Indiana, without regard to its principles of conflicts of laws. Any disputes arising under this Agreement will be resolved through arbitration. The arbitration will be held under the auspices of Judicial Arbitration & Mediation Services, Inc. (“J•A•M•S”). The arbitration shall be in accordance with the J•A•M•S then-current commercial arbitration rules. The arbitrator shall be either a retired judge, or an attorney licensed to practice law in the state in which the arbitration is convened, selected by mutual agreement of APNS and LILLY. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

(b) If any provision of this Agreement is found to be invalid or unenforceable, this Agreement will remain in full force and effect and will be reformed to be valid and enforceable while reflecting the intent of the parties to the greatest extent permitted by law.

(c) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements, practices or courses of dealings between the parties, whether written or oral, relating to the subject matter hereof; provided, however, that the confidentiality agreements between APNS and LILLY executed prior to the date hereof shall continue in full force and effect in accordance with their respective terms (except that the obligations of confidentiality and non-use set forth therein shall continue for the period set forth in Section 7(j) of this Agreement).

(d) The parties may not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the other party, except either party may assign this entire Agreement in connection with the sale of all or substantially all of its business and assets relating to this Agreement, whether by sale of assets, sale of stock, merger or otherwise. In addition, either party may assign any or all of its rights under this Agreement to any third party financing source in connection with any debt financing which may be entered into by such party. This Agreement will inure to the benefit of, and be binding upon, the legal representatives, and permitted successors and assigns of APNS and LILLY.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

(e) All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement will be in writing and will be deemed to have been given: (i) when delivered in person or by courier or confirmed facsimile; or (ii) upon confirmation of receipt when sent by certified mail, return receipt requested, to the noticed party at the address set forth above, or such other address as either party may specify by written notice (with, in all cases, copies provided to Legal Counsel of the noticed party).

(f)  The parties agree to work together to identify and support hardware, software, and services appropriate for the sharing of information. Such sharing will be done using materials and methods compatible with LILLY’s and APNS’ existing IT standards and platform to the extent reasonably practicable. Any costs incurred by a party associated with this hardware, software and services will be borne by it.

(g)  Each party acknowledges and agrees that in the event of any breach of the provisions of Section 5, Section 7, Section 8 or Section 9 of this Agreement by it, and without prejudice to any rights and remedies otherwise available to the non-breaching party, at law or in equity, the non-breach party shall be entitled (i) to equitable relief by way of injunction and (ii) to compel specific performance without the need of proof of actual damages. Each party further agrees to waive, and to cause its representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. No failure or delay by the non-breaching party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise hereunder.

IN WITNESS WHEREOF, the parties have signed this Agreement under seal as of the date first written above.

Applied NeuroSolutions, Inc.   Eli Lilly and Company

By:      By:

Name:      Name:   ___________

Title:      Title:_________________________

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

Appendix A:
Research Plan

Research Plan
Applied NeuroSolutions and Lilly [***]

Overall Collaboration Objective

This research Collaboration seeks to merge elements of the Alzheimer’s disease (AD) and drug discovery expertise of Lilly’s [***] (NDDHT) together with its [***] partners with the AD expertise of [***] with a view to placing the Collaboration at the forefront of finding therapeutics that target [***].

Stage 1 [***]

Core Activities

[***]

Additional Activities

[***]

Stage 1 Success Criteria:

[***]

Stage 2 [***]

Activities

[***]

[***]

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

Appendix B: Stock Purchase Agreement

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 27, 2006 (the “Agreement Execution Date”) by and between Applied NeuroSolutions, Inc., a Delaware corporation (the “Company”), and Eli Lilly and Company, an Indiana corporation (the “Investor”).

WITNESSETH:

A. WHEREAS, the Company and the Investor have entered into that certain Collaboration Agreement dated as of November 27, 2006 (the “Collaboration Agreement”).

B. WHEREAS, pursuant to the terms of the Collaboration Agreement, the Company and Investor agreed to enter into this Agreement, pursuant to which the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the Securities.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 1 and those accounting terms used in this Agreement not defined in this Section 1 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, unless otherwise noted herein, the accounting terms defined in this Section 1 and those accounting terms appearing in this Agreement but not defined in this Section 1 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated.

“2005 Annual Report” shall mean the Company’s Report on Form 10-KSB for the fiscal year ended December 31, 2005.

“Action” shall mean any action, suit, arbitration or other legal, administrative or other proceeding by or before any court, arbitrator or Governmental Entity.

“Agreement” shall mean this Securities Purchase Agreement.

“Balance Sheet” shall have the meaning assigned to it in Section 5.8 hereof.

“Balance Sheet Date” shall have the meaning assigned to it in Section 5.8 hereof.

“Board” shall mean the Board of Directors of the Company.

“Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 3(b) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s common stock, par value $0.0025 per share.

“Delaware Corporate Law” shall mean the Delaware General Corporation Law, as amended.

“Effectiveness Deadline Date” shall have the meaning set forth in Section 7.1(a) hereof.

“Equity Security” shall mean the Common Stock, or any security convertible into the Common Stock, or any security carrying any option, warrant or other right to subscribe to or purchase the Common Stock, or any such option, warrant or other right.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form 10-QSB” shall mean the Company’s Report on Form 10-QSB for the quarterly period ended September 30, 2006.

“Governmental Entity” shall mean any federal, state, local or foreign governmental bureau, commission, board, agency or instrumentality.

“Holder” of any security shall mean the record or beneficial owner of such security.

“Holders of a Majority of the Restricted Stock” shall mean, on a given date, the Person or Persons who are the Holders of greater than 50% of the Restricted Stock.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

“Investor” shall have the meaning assigned to it in the introductory paragraph of this Agreement.

“Material Adverse Effect” shall mean a material and adverse effect on the business, assets, property or financial condition of the Company and its Subsidiaries taken as a whole, other than with respect to any matters which, directly or indirectly, relate to or result from (i) the pendency of an announcement of the transactions contemplated by this Agreement or the Collaboration Agreement, (ii) economic, legislative, regulatory, political or other conditions affecting the Company or the industries in which the Company conducts business or (iii) general economic or capital market conditions.

“Person” shall mean any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any Governmental Entity.

“Required Payment” shall mean the number of Securities multiplied by the Share Purchase Price.

“Restricted Stock” shall mean the Securities, provided, however, that shares of Common Stock shall only be treated as Restricted Stock if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale.

“Rule 144” shall mean Rule 144 of the Commission under the Securities Act.

“Securities” shall have the meaning assigned to it in Section 2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Purchase Price” shall mean the product of [***].

“Subsidiary” shall mean any Person, at least 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, where “voting stock” means any shares of stock having general voting power in electing the board of directors.

“Suspension Period” shall have the meaning assigned to it in Section 7.1(b) hereof.

2.Authorization of Securities. The Company has authorized the issuance and sale of up to the number of shares of its Common Stock equal to the amount derived by dividing $500,000 by the Share Purchase Price (the “Securities”).

3.Sale and Purchase of the Securities.

(a) Upon the terms and subject to the conditions herein contained, the Company agrees to sell to Investor, and Investor agrees to purchase from the Company, at the Closing on the Closing Date, the Securities, and Investor shall pay to the Company the Required Payment.

(b) The closing of the sale and purchase by Investor of the Securities (the “Closing”) shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California, at 10 A.M., California time, on December 7, 2006 or at such different time or day as the Investor and the Company shall agree (the “Closing Date”). At the Closing (or within one week thereafter to allow for processing by the Company’s transfer agent), the Company will deliver to Investor instruments or certificates evidencing the Securities being purchased by it, each of which shall be registered in such Investor’s name, against delivery to the Company of payment by cashier’s check or wire transfer in an amount equal to the Required Payment.

4.Register of Securities; Restrictions on Transfer of Securities; Removal of Restrictions on Transfer of Securities.

4.1  Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Common Stock in which it shall register the issue and sale of all of the Securities. All transfers of the Securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Securities as the actual holder of the Securities so registered until the Company or its agent is required to record a transfer of such Securities on its register. Subject to Section 4.2(c) hereof, the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

4.2     Restrictions on Transfer

(a) Investor understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Investor acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

(b) Investor hereby represents and warrants to the Company that:

(i) Investor is acquiring the Securities it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(ii) Investor knows of no public solicitation or advertisement of an offer in connection with the Securities.

(iii) Investor has carefully reviewed this Agreement. Investor has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Investor has received all information that it has requested regarding the Company and believes that such information is sufficient to make an informed decision with respect to the purchase of the Securities. Without limiting the generality of the foregoing, Investor has received a copy of (A) the 2005 Annual Report, (B) the Form 10-QSB, and (C) the “Risk Factors” attached as Annex A hereto, currently contemplated to be included in the registration statement referred to in Section 7.1(a) hereof.

(iv) Investor is able to bear the economic risk of its investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of, and protecting its interests with respect to, its investment in the Securities. Investor is aware of the risk involved in its investment in the Securities and has determined that such investment is suitable for it in light of its financial circumstances and available investment opportunities.

(v) This Agreement, when executed and delivered by Investor, constitutes the legal, valid and binding obligations of Investor and is enforceable against Investor in accordance with its terms.

(vi) Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(vii) Investor’s jurisdiction of incorporation and principal place of business or its residency as set forth on the signature page hereof by Investor are accurate.

(viii) The purchase by Investor of the Securities hereunder does not violate or conflict with any law or regulation applicable to Investor.

(ix) No Person engaged by Investor has, or will have, any right or claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

(c) Investor hereby further agrees with the Company as follows:

(i) Subject to Section 4.3 hereof, the instruments or certificates evidencing the Securities it has agreed to purchase, and each instrument or certificate issued in transfer thereof, will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF AND, EXCEPT AS STATED IN AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE, OR ITS PREDECESSOR IN INTEREST, AND THE ISSUER CORPORATION, SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER CORPORATION RECEIVES AN OPINION, IN FORM AND CONTENT REASONABLY SATISFACTORY TO THE ISSUER CORPORATION, OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER CORPORATION (WHICH MAY BE COUNSEL FOR THE ISSUER CORPORATION) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(ii) The instruments or certificates representing such Securities, and each instrument or certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

(iii) Prior to any proposed sale, assignment, transfer or pledge of any Securities by Investor, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Investor shall give written notice to the Company of Investor’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied at such holder’s expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144, unless otherwise required by the Company’s independent transfer agent.

(iv) Investor consents to the Company’s making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer of the Securities mentioned in this subsection (c).

(d) Investor further represents and warrants to the Company that Investor has been duly authorized to, and has, and as of the Closing, will have, full power and authority (including corporate, if applicable) to, execute and deliver this Agreement on behalf of Investor, and to make the representations and warranties to the Company in this Section 4 on behalf of Investor, and to perform the obligations of Investor under this Agreement.

        4.3     Removal of Transfer Restrictions. Any legend endorsed on a certificate evidencing a Security pursuant to Section 4.2(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Security (a) upon the sale thereof if such Security and such sale are registered under the Securities Act, (b) if such holder provides the Company with an opinion, in form and content reasonably satisfactory to the Company, of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) if such Security may be sold under subsection (k) of Rule 144.

5. Representations and Warranties by the Company. In order to induce Investor to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to Investor that, except as set forth on Annex B hereto and/or in any and all reports, schedules, forms, statements and other documents filed with the Commission by the Company since September 30, 2006:

        5.1     Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted, to own and hold its properties and assets, to enter into this Agreement, to issue the Securities and to carry out the provisions hereof.

        5.2     Qualification. The Company is duly qualified as a foreign corporation and in good standing in the State of Illinois. The Company is not qualified to do business as a foreign corporation in any other jurisdiction and such qualification is not required as of the date hereof, except where the failure to be so qualified would not have a Material Adverse Effect.

        5.3      Capital Stock.

(a) As of the Closing Date, the authorized capital stock of the Company will consist of (i) 5,000,000 shares of preferred stock, par value $0.0025 per share, and (ii) 200,000,000 shares of Common Stock, par value $0.0025 per share; and the Company currently has no authority to issue any other capital stock. As of the Closing, before giving effect to the transactions contemplated by this Agreement, 95,676,499 shares of Common Stock are issued and outstanding, and all such outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and no shares of Preferred Stock are issued and outstanding.

(b) Except as contemplated by this Agreement or as expressly provided in Annex B to this Agreement, the Company has no outstanding subscription, option, warrant, right of first refusal, preemptive right, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatever under which the Company is or may be obligated to issue Common Stock, preferred stock or other Equity Security of any kind.

        5.4     Corporate Acts and Proceedings. The Company has, and as of the Closing, will have, full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the transactions contemplated hereby. All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the offer, issuance and delivery of the Securities and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Closing.

        5.5     Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement (a) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (b) will not require the Company to obtain or effect any authorization, consent, approval, license, exemption of or filing or registration with any Person, except such as shall have been lawfully and validly obtained prior to the Initial Closing and such as may subsequently be required pursuant to Section 7 hereof, (c) will not cause the Company to violate or contravene, except where such violation or contravention would not have a Material Adverse Effect, (i) any provision of law, (ii) any rule or regulation of any Governmental Entity, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon the Company, or (iv) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company, and (d) will not cause the Company to violate or be in conflict with, result in a breach by the Company of or constitute (with or without notice or lapse of time or both) a default by the Company under, any material agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights are bound or affected, except where such violation, conflict, breach or default would not have a Material Adverse Effect.

        5.6     Binding Obligations

(a) This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

(b) The Securities are duly authorized and, when issued in accordance with the terms of this Agreement, will be free and clear of all liens and restrictions, other than liens that may have been created or suffered by the Investor and restrictions imposed by the Securities Act, state securities laws or this Agreement.

        5.7     Securities Laws. Subject to the accuracy of the representations and warranties contained in Section 4.2, the offer, issue and sale of the Securities will be exempt from the registration and prospectus delivery requirements of the Securities Act.

        5.8    Financial Statements. Included in the 2005 Annual Report are the Company’s audited balance sheet (the “Balance Sheet”) as of December 31, 2005 (the ”Balance Sheet Date”) and 2004, and the audited statement of operations, cash flow and shareholders’ equity for periods then ended, together with the related opinion of Virchow, Krause & Company, LLP, independent certified public accountants. The foregoing financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the Balance Sheet Date and the results of operations and changes in financial position of the Company for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except that the unaudited financial statements are subject to year-end audit adjustments and do not contain footnotes or statements of shareholders’ equity and cash flow.

        5.9     Litigation. There is no Action pending and, to the knowledge of the Company, there is no material Action threatened against the Company or its properties, assets or business. To the Company’s knowledge, the Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any Governmental Entity.

        5.10     Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

6. Conditions of Parties’ Obligations.

        6.1     Conditions of Investor’s Obligations at the Closing. The obligation of Investor to purchase and pay for the Securities which it has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by Investor.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) Compliance with Agreement. The Company shall have performed and complied with, in all material respects, all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c) Certificate of the Company. The Company shall have delivered to Investor a certificate of the Company dated the Closing Date, executed by its President, certifying the satisfaction of the conditions specified in subsections (a), (b), and (d) of this Section 6.1.

(d) Qualification. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required from the Company in connection with the lawful issuance and sale of the Securities to Investor pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

        6.2     Conditions of Company’s Obligations. The Company’s obligation to issue and sell the Securities to the Investor on the Closing Date is subject to the fulfillment prior to or at such date of (i) the conditions precedent specified in paragraphs (d) and (e) of Section 6.1 hereof, (ii) the representations and warranties of the Investor under this Agreement being deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

7. Registration of Restricted Stock.

        7.1     Required Registration.

(a) [***], the Company shall use its commercially reasonable efforts to prepare and file a registration statement under the Securities Act, on a Form S-1 or other appropriate form selected by the Company (the “Lilly Registration Statement”), covering the Securities and shall use its commercially reasonable efforts to cause such registration statement to become effective [***] (the “Effectiveness Deadline Date”) and to remain effective until the earlier to occur of the date (i) the Restricted Stock covered thereby have been sold, or (ii) by which all Restricted Stock covered thereby may be sold under Rule 144, without volume limitations. [***]

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

            (b) Following the effectiveness of a registration statement filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such registration for up to [***] days, as appropriate (a “Suspension Period”), by giving notice to the Holders of shares of Restricted Stock, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a Material Adverse Effect. The Holders of shares of Restricted Stock acknowledge that the Company is required to file a post-effective amendment to its registration statements on Form S-1, or other appropriate form selected by the Company, upon the filing of each of its quarterly and annual reports with the Commission and therefore a Suspension Period will occur between the Company’s filing of its quarterly or annual report and the filing of the post-effective amendment to the registration statement on Form S-1. Notwithstanding the foregoing, no more than [***] may occur in immediate succession. The Company shall use its reasonable efforts to limit the duration and number of any Suspension Periods. The Holders of shares of Restricted Stock agree that, upon receipt of any notice from the Company of a Suspension Period, the Holders of shares of Restricted Stock shall forthwith discontinue disposition of shares of Restricted Stock covered by such registration statement or prospectus until the Holders of shares of Restricted Stock (i) are advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) have received copies of a supplemental or amended prospectus, if applicable, and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

        7.2     Registration Procedures. When the Company effects the registration of the Securities under the Securities Act pursuant to Section 7.1(a) hereof, the Company will, at its expense, as expeditiously as possible:

(a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period;

(b) Furnish to the Holders of securities participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of such securities;

(c) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

(d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(f) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Stock by such Holders;

(g) Prepare and promptly file with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(h) In case any of such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations; and

(i) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

        7.3     Expenses. With respect to any registration effected pursuant to Section 7.1 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that the Holders of shares of Restricted Stock shall bear their own legal fees, if any, and their pro rata share of any underwriting discounts or commissions.

        7.4     Indemnification.

(a) The Company will indemnify and hold harmless each Holder of shares of Restricted Stock which are included in a registration statement pursuant to the provisions of Section 7 hereof and any underwriter (as defined in the Securities Act) for such Holder, and any person who controls such Holder or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner or affiliate of such Holder, from and against, and will reimburse such Holder and each such underwriter, controlling person, officer, director, employee, agent, partner and affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or any such underwriter or controlling person or any such officer, director, employee, agent, partner or affiliate may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person or such officer, director, employee, agent, partner or affiliate in writing specifically for use in the preparation thereof.

(b) Each Holder of shares of the Restricted Stock which are included in a registration pursuant to the provisions of Section 7 hereof will indemnify and hold harmless the Company, and any Person who controls the Company within the meaning of the Securities Act, from and against, and will reimburse the Company and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of any Holder of shares of Restricted Stock pursuant to this subsection (b) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement which gives rise to such obligation to indemnify (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such losses, damages, liabilities, costs or expenses or any substantially similar losses, damages, liabilities, costs or expenses arising from the sale of such Restricted Stock).

(c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 7.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.4 and shall not relieve the indemnifying party from liability under this Section 7.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in subsection (a) or (b) of this Section 7.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of shares of Restricted Stock shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Restricted Stock). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                7.5     Reporting Requirements Under the Exchange Act. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 7.5 is to enable the Holders of shares of Restricted Stock to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any such Holder ever wish to dispose of any of the Restricted Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

        7.6     Stockholder Information. The Company may require each Holder of shares of Restricted Stock to furnish the Company such information with respect to such Holder and the distribution of its Restricted Stock as the Company may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

8. Lock-Up of Securities. Investor agrees for a period of [***] that it will not (a) directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of the Securities, and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to the Securities (in each case within the meaning of Section 16 of the Exchange Act), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of the Securities, whether or not such transaction is to be settled by delivery of the Securities, other securities, cash or other consideration. Notwithstanding the foregoing, this Section 8 shall not restrict the sale or other disposition of Common Stock that is acquired by the Investor in the open market prior to the Closing Date, provided that any such sale or other disposition fully complies with, and is not required to be, and will not be, disclosed or reported under, applicable law (including but not limited to Section 16 under the Exchange Act).

9. Termination.

        9.1     Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by the Company if the Closing shall not have been consummated on or before the Closing Date.

        9.2     Effect of Termination. In the event of termination of this Agreement as permitted by Section 9.1, written notice thereof shall as promptly as practicable be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, this Agreement shall forthwith become void and have no effect, except that (a) no party shall be relieved from any liabilities or damages arising out of a willful breach of any provision of this Agreement, and (b) the obligations of the parties set forth in the Collaboration Agreement shall remain in effect.

10. Miscellaneous.

        10.1     Waivers and Amendments.

(a) With the written consent of the Holders of a Majority of the Restricted Stock then outstanding, the obligations of the Company and the rights of the Holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights hereunder of the Holders of the Securities and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Restricted Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Restricted Stock; and provided further that the obligation of the Company to register the Restricted Stock, as set forth in Section 7.1 hereof, may not be waived or amended without the written consent of all the Holders of the shares of Restricted Stock then outstanding; provided, further, that the Company may, in its sole discretion, amend Annex A-2 from time to time on or prior to the Last Potential Closing Date as provided pursuant to Section 3(e) hereof.

(b) Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the Holders of the shares of Restricted Stock who have not previously consented thereto in writing.

        10.2     Effect of Waiver or Amendment. Investor acknowledges that by operation of Section 8.1 hereof the Holders of a Majority of the Restricted Stock then outstanding will, subject to the limitations contained in such Section 8.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.

        10.3     Rights of Holders Inter Se. Each Holder of Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Securities with respect to exercising or refraining from exercising any such right or rights.

        10.4     Exculpation Among Investors and Holders. Investor acknowledges that it is not relying upon any other Person, or any officer, director, employee, agent, partner or affiliate of any such Person, in making its investment or decision to invest in the Company or in monitoring such investment. Investor agrees that no Person nor any controlling person, officer, director, stockholder, partner, agent or employee of any Person shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Securities, or both.

        10.5     Brokers or Finders. Investor represents and warrants to the Company and that, as a result of Investor’s actions, except as set forth under Section 5.11 of Annex B, no Person has, or as a result of the transaction as contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in a similar capacity.

        10.6     Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be given personally, by certified mail (return receipt requested, postage prepaid), by air courier (with signed acknowledgment of receipt) or by facsimile transmission (with confirmation of transmission):

(a) If to any Holder of any of the Securities, addressed to such Holder at its address (or to its telecopier number) shown on his or its signature page hereto, or at such other address (or telecopier number) as such Holder may specify by written notice to the Company, or

(b) If to the Company, addressed to it at Applied NeuroSolutions, Inc., 50 Lakeview Parkway, Suite 111, Vernon Hills, IL 60031 Attention: David Ellison, CFO (or, if by telecopier, to (847) 573-8030) or at such other address (or telecopier number) as the Company may specify by written notice to the Investors, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given upon receipt.

        10.7     Entire Agreement. This Agreement (including the schedules, annexes and exhibits to this Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supercede all prior and contemporaneous agreements, negotiations, discussions, arrangements or understandings with respect thereto.

        10.8     Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

        10.9     Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

        10.10     Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

        10.11     Choice of Law. Except where the issue for determination is one of corporate law, in which case the Delaware General Corporation Law shall govern, it is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of Illinois should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

        10.12     Expenses. Each party to this Agreement shall bear its own costs and expenses incurred with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

        10.13     Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

        10.14     Publicity. No party hereto shall originate any press release or other public announcement, written or oral, relating to this Agreement, or to performance hereunder or the existence of any arrangement among the parties hereto without the prior approval of the other parties hereto which may be the subject of such press release or announcement, except to the extent that such press release or announcement is reasonably concluded by a party to be required by applicable law or stock exchange rule, including but not limited to, any press release, announcement or other disclosure required to be made by the Company pursuant to the Securities Act or the Exchange Act. The Investors acknowledge that the Company will be required to file a copy of this Agreement, and the other agreements and instruments contemplated hereby, with the Commission and to describe these transactions in its public filings, including in the registration statement contemplated by Section 7.1 (which registration statement shall also include the name of each Investor). Subject to the foregoing, the Company will not use the name of any Investor in a public announcement without such Investor’s prior consent.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

APPLIED NEUROSOLUTIONS, INC.

By:

Name:_______________________________

Its:________________________________

[Company Signature Page to Securities Purchase Agreement]

The foregoing Agreement is
hereby accepted as of the
date first above written.

ELI LILLY AND COMPANY

By:

Its:

Social Security or Taxpayer ID No.:_________________

Address for Notices:

Telecopier No.:

Exact Name of Investor to appear on Share Certificate:

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ANNEX A

RISK FACTORS

Investing in us entails substantial risks. Factors that could cause or contribute to differences in our actual results include those discussed in the following section. You should consider carefully the following risk factors, together with all of the other information included in this Agreement. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of our common stock.

We need to raise capital in 2006 in order to continue operations.

As of September 30, 2006, we had only $387,000 of cash on hand. Since we do not expect to generate significant revenues from operations in 2006, we will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures. We expect to raise such additional capital by selling shares of our capital stock, borrowing money, entering into corporate partnerships or receiving funds from the exercise of outstanding warrants and/or stock options. However, such additional capital may not be available to us at acceptable terms or at all. Further, if we sell additional shares of our capital stock, your ownership position in our Company will be subject to dilution. In the event that we are unable to obtain additional capital, we may be forced to reduce our operating expenditures or to cease operations altogether.

We have had net losses for each of the years ended December 31, 2005 and 2004 and for the nine months ended September 30, 2006, and we have an accumulated deficit of $41.2 million as of December 31, 2005. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any significant revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

We are a development stage company without any products currently in clinical trials

We are a development stage company. Our development of a diagnostic product which detects Alzheimer’s disease utilizing cerebrospinal fluid (CSF) has completed the pre-clinical stage. Our other potential products and technologies are early in the research and development phase, and product revenues may not be realized from the sale of any such products for at least the next several years, if at all. Many of our proposed products will require significant additional research and development efforts prior to any commercial use, including extensive preclinical and clinical testing as well as lengthy regulatory approval. There can be no assurances that our research and development efforts will be successful, that our potential products will prove to be safe and effective in clinical trials or that we will develop any commercially successful products. We currently have no approved products on the market and have not received any commercial revenues from the sale or license of any products.

We have a history of operating losses and expect to sustain losses in the future

We have experienced significant operating losses since our inception. As of December 31, 2005, we had an accumulated deficit of approximately $41.2 million and as of September 30, 2006 we had an accumulated deficit of approximately $44.2 million. We expect to incur operating losses over the next several years as our research and development efforts and pre-clinical and clinical testing activities continue. Our ability to achieve profitability depends in part upon our ability, alone or with or through others, to raise additional capital to execute our business plan, to successfully commercialize our approved products, to complete development of our other proposed products, to obtain required regulatory approvals and to manufacture and market our products.

We need to raise additional capital by December 2006, however, we may not be able to raise such financing or we may only be able to raise capital on unfavorable terms

Our operations to date have consumed substantial amounts of cash. Our development of our technologies and potential products will require substantial funds to conduct the costly and time-consuming activities necessary to research, develop and optimize our technologies, and ultimately, to establish manufacturing and marketing capabilities. Our future capital requirements will depend on many factors, including:

•	continued scientific progress in the research and development of our technologies;
•	our ability to establish and maintain collaborative arrangements with others for product development;
•	progress with pre-clinical and clinical trials;
•	the time and costs involved in obtaining regulatory approvals;
•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
•	competing technological and market developments;
•	changes in our existing research relationships; and
•	effective product commercialization activities and arrangements.

We anticipate our cash balances as of September 30, 2006 will be adequate to fund operations into December 2006. We will need to secure additional funding prior to depleting our cash balances, to cover operations, and to continue development of our therapeutic program and our CSF-based and serum diagnostic programs. Accordingly, we are in the process of seeking additional funding through private and/or public financing, the exercise of some of the approximately 49.5 million outstanding warrants and 20.9 million outstanding stock options or through collaborative or other arrangements with corporate partners. However, there is no assurance that additional funding will be available in a timely manner for us to finance our operations on acceptable terms, or at all.

The Company’s management and Board of Directors are currently evaluating options to maximize the value of our therapeutic and diagnostic technology, including evaluating partnerships and out-licensing opportunities.

We are currently evaluating all areas of our operations to eliminate, reduce and/or defer costs to allow our current cash balances to last longer. If additional funding is not obtained, we will not be able to fund our diagnostic programs, and we will have to minimize or eliminate our therapeutic program, and possibly discontinue all our product development and/or operations. The failure to secure additional funding would have a material adverse effect on our operations and our prospects.

We face extensive governmental regulation and any failure to comply could prevent or delay product approval or cause the disallowance of our products after approval

The U.S. Food and Drug Administration, and comparable agencies in foreign countries, impose many requirements on the introduction of new drugs and biologics through lengthy and detailed clinical testing procedures, and other costly and time consuming compliance procedures relating to manufacture, distribution, advertising, pricing and marketing of pharmaceutical products. These requirements make it difficult to estimate when any of our products in development will be available commercially, if at all.

Diagnostic products have a different path to marketing clearance than that for pharmaceutical products. Diagnostic regulatory studies generally proceed in two steps, a proof of principle clinical study and a validation study. Given the rapidly changing regulatory environment, it is uncertain whether we will be able to market our diagnostic kits for Alzheimer’s disease under these regulatory categories, or obtain final FDA approval for a kit for specific claims. Clinical trials for diagnostic products, including the FDA submission and approval process, generally take two to three years to complete.

Even if we successfully enroll patients in clinical trials for our diagnostic or therapeutic products, setbacks are a common occurrence in clinical trials. These set backs often include:

•	Failure to comply with the regulations applicable to such testing may delay, suspend or cancel our clinical trials,
•	The FDA might not accept the test results,
•
The FDA, or any comparable regulatory agency in another country, may suspend clinical trials at any time if it concludes that the trials expose subjects participating in such trials to unacceptable health risks,

•	Human clinical testing may not show any current or future product candidate to be safe and effective to the satisfaction of the FDA or comparable regulatory agencies, and
•	The data derived from clinical trials may be unsuitable for submission to the FDA or other regulatory agencies.

We cannot predict with certainty when we might submit any of our proposed products currently under development for regulatory review. Once we submit a proposed product for review, the FDA or other regulatory agencies may not issue their approvals on a timely basis, if at all. If we are delayed or fail to obtain such approvals, our business may be adversely affected. If we fail to comply with regulatory requirements, either prior to approval or in marketing our products after approval, we could be subject to regulatory or judicial enforcement actions. These actions could result in:

•	product recalls or seizures;
•	fines and penalties;
•	injunctions;
•	criminal prosecution;
•	refusals to approve new products and withdrawal of existing approvals; and
•	enhanced exposure to product liabilities.

Our technologies are subject to licenses and termination of the licenses would seriously harm our business

We have exclusive licenses with Albert Einstein College of Medicine ("AECOM") covering virtually all of our Alzheimer's disease technology, including all our AD related diagnostic and therapeutic products currently in development. We depend on these licensing arrangements to maintain rights to our products under development. These agreements require us to make payments and satisfy performance obligations in order to maintain our rights. The agreements also generally require us to pay royalties on the sale of products developed from the licensed technologies, fees on revenues from sublicensees, where applicable, and the costs of filing and prosecuting patent applications. The agreements require that we commit certain sums annually for research and development of the licensed products. We are currently in compliance with our license agreements, however, we will need to raise additional capital in order to meet our obligations to AECOM. If we fail to raise sufficient funds, and consequently default on our obligations to AECOM, our licenses could terminate, and we could lose the rights to our proprietary technologies. Such a loss would have a material adverse effect on our operations and prospects.

The demand for diagnostic products for Alzheimer’s disease may be limited because there is currently no cure or effective therapeutic products to treat the disease

Since there is currently no cure or therapy that can stop the progression of Alzheimer’s disease, the market acceptance and financial success of a diagnostic technology capable of detecting Alzheimer’s disease may be limited. As a result, even if we successfully develop a safe and effective diagnostic technology for identifying this disease, its commercial value might be limited.

The value of our research could diminish if we cannot protect, enforce and maintain our intellectual property rights adequately

The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes, and where possible, we actively pursue both domestic and foreign patent protection for our proprietary products and technologies. Our success will depend in part on our ability to obtain and maintain patent protection for our technologies and to preserve our trade secrets. When patent protection is available, it is our policy to file patent applications in the United States and selected foreign jurisdictions. We currently hold and maintain 12 issued United States patents and various related foreign patents. One of the issued United States patents is for our Alzheimer's diagnostic technology, eight of the issued United States patents are for our Alzheimer's therapeutic technology and three of the issued United States patents are for our blood oxygenation technology. One of the issued AD patents is assigned to AECOM and is licensed to the Company, eight of the issued AD patents are assigned to the Company, and the three blood oxygenation patents are assigned to the Company. We currently have eight patent applications filed, four have Alzheimer's diagnostic applications, three have Alzheimer's therapeutic applications, and one has both Alzheimer's diagnostic and therapeutic applications. The patents are both owned by us and subject to our license agreements with AECOM. The issued United States Alzheimer's technology patents expire between 2014 and 2019. No assurance can be given that our issued patents will provide competitive advantages for our technologies or will not be challenged or circumvented by competitors. With respect to already issued patents, there can be no assurance that any patents issued to us will not be challenged, invalidated, circumvented or that the patents will provide us proprietary protection or a commercial advantage. We also rely on trade secrets and proprietary know-how which we seek to protect, in part, through confidentiality agreements with employees, consultants, collaborative partners and others. There can be no assurance that these agreements will not be breached.

The ability to develop our technologies and to commercialize products will depend on avoiding patents of others. While we are aware of patents issued to competitors, we are not aware of any claim of patent infringement against us, except as described in the following two paragraphs. Any such future claims concerning us infringing patents and proprietary technologies could have a material adverse effect on our business. In addition, litigation may also be necessary to enforce any of our patents or to determine the scope and validity of third-party proprietary rights. There can be no assurance that our patents would be held valid by a court of competent jurisdiction. We may have to file suit to protect our patents or to defend use of our patents against infringement claims brought by others. Because we have limited cash resources, we may not be able to afford to pursue or defend against litigation in order to protect our patent rights.

In March 2004 we were notified by email from Innogenetics, a Belgian biopharmaceutical company involved in specialty diagnostics and therapeutic vaccines that it believes the CSF diagnostic test we have been developing uses a monoclonal antibody that is encompassed by the claims of two U.S. patents it owns. In that email, Innogenetics also referred to another U.S. patent which was recently granted to Innogenetics and which is directed to a method for the differential diagnosis of Alzheimer’s disease from other neurological diseases. Innogenetics believes this latter patent also claims the CSF diagnostic test we are developing. Innogenetics also informed us that it could be amenable to entering into a licensing arrangement or other business deal with APNS regarding its patents.

We have reviewed the two monoclonal antibody patents with our patent counsel on several occasions prior to receipt of the email from Innogenetics and subsequent to the receipt of the email. Based on these reviews, we believe that our CSF diagnostic test does not infringe the claims of these two Innogenetics patents. Similarly, we do not believe our activities have infringed or will infringe the rights of Innogenetics under this third patent, and we would seek either to negotiate a suitable arrangement with them or vigorously contest any claim of infringement. If we were unable to reach a mutually agreeable arrangement with Innogenetics, we may be forced to litigate the issue. Expenses involved with litigation may be significant, regardless of the ultimate outcome of any litigation. An adverse decision could prevent us from marketing a future diagnostic product and could have a material adverse impact on our Company. We have had discussions with Innogenetics concerning some form of a potential business relationship.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements with our employees, consultants, suppliers and licensees. These agreements may be breached, and we might not have adequate remedies for any breach. If this were to occur, our business and competitive position would suffer. None of our employees, scientific advisors or collaborators has any rights to publish scientific data and information generated in the development or commercialization of our products without our approval. Under the license agreements with us, AECOM has a right to publish scientific results relating to the diagnosis of AD and precursor or related conditions in scientific journals, provided, that AECOM must give us pre-submission review of any such manuscript to determine if it contains any of our confidential information or patentable materials.

We face large competitors and our limited financial and research resources may limit our ability to develop and market new products

The biotechnology and pharmaceutical markets generally involve rapidly changing technologies and evolving industry standards. Many companies, both public and private, are developing products to diagnose and to treat Alzheimer’s disease. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we do. As a result, our competitors may more rapidly develop effective diagnostic products as well as therapeutic products that are more effective or less costly than any product that we may develop.

We also face competition from colleges, universities, governmental agencies and other public and private research institutions. These competitors are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technology that they have developed. Some of these technologies may compete directly with the technologies being developed by us. Also, these institutions may also compete with us in recruiting highly qualified scientific personnel.

We lack manufacturing capability and we must rely on third party manufacturers to produce our products, giving us limited control over the quality of our products and the volume of products produced

While we have internally manufactured the reagents and materials necessary to conduct our preclinical activities related to our diagnostic product, we do not currently have any large scale manufacturing capability, expertise or personnel and expect to rely on outside manufacturers to produce material that will meet applicable standards for validation clinical testing of our products and for larger scale production if marketing approval is obtained.

While we are in discussions with a contract manufacturer, we do not have any manufacturing agreements. We cannot assure that any outside manufacturer we select will perform suitably or will remain in the contract manufacturing business, in which instances we would need to find a replacement manufacturer or develop our own manufacturing capabilities. If we are unable to do so, our ability to obtain regulatory approval for our products could be delayed or impaired. Our ability to market our products could also be affected by the failure of our third party manufacturers or suppliers to comply with the good manufacturing practices required by the FDA and foreign regulatory authorities.

We lack marketing and sales staff to sell our products and we must rely on third parties, such as large pharmaceutical companies, to sell and market our products, the cost of which may make our products less profitable for us

We do not have marketing and sales experience or personnel. As we currently do not intend to develop a marketing and sales force, we will depend on arrangements with corporate partners or other entities for the marketing and sale of our proposed products. We do not currently have any agreements with corporate partners or other entities to provide sales and marketing services. We may not succeed in entering into any satisfactory third-party arrangements for the marketing and sale of our proposed products, or we may not be able to obtain the resources to develop our own marketing and sales capabilities. The failure to develop those capabilities, either externally or internally, will adversely affect future sales of our proposed products.

We are dependent on our key employees and consultants, who may not readily be replaced

We are highly dependent upon the principal members of our management team, especially Ellen R. Hoffing, President and Chief Executive Officer, and Peter Davies, Ph.D., our founding scientist, as well as our other officers and directors. Ms. Hoffing’s employment began on September 12, 2006. Our consulting agreements with Dr. Davies were renewed until November 2008, and we have employment agreements with John DeBernardis, Ph.D., Senior Advisor to Ms. Hoffing, Daniel Kerkman, Ph.D., Vice President of R & D, and David Ellison, Chief Financial Officer and Corporate Secretary, through October 31, 2007. We do not currently maintain key-man life insurance and the loss of any of these persons' services, and the resulting difficulty in finding sufficiently qualified replacements, would adversely affect our ability to develop and market our products and obtain necessary regulatory approvals.

Our success also will depend in part on the continued service of other key scientific and management personnel, and our ability to identify, hire and retain additional staff. We face intense competition for qualified employees and consultants. Large pharmaceutical companies and our competitors which have greater resources and experience than we have can, and do, offer superior compensation packages to attract and retain skilled personnel. As a result, we may have difficulty retaining such employees and consultants because we cannot match the packages offered by such competitors and large pharmaceutical companies, and we may have difficulty attracting suitable replacements.

We expect that our potential expansion into areas and activities requiring additional expertise, such as clinical trials, governmental approvals, contract and internal manufacturing and sales and marketing, will place additional requirements on our management. We expect these demands will require an increase in management and scientific personnel and the development of additional expertise by existing management personnel. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect prospects for our success.

We use hazardous materials in our research and that may subject us to liabilities in excess of our resources

Our research and development involves the controlled use of hazardous materials such as acids, caustic agents, flammable solvents and carcinogens. Although we believe that our safety procedures for handling and disposing of hazardous materials comply in all material respects with the standards prescribed by government regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result. Although we have insurance coverage for third-party liabilities of this nature, such liability beyond this insurance coverage could exceed our resources. Our insurance for hazardous materials liabilities has a deductible of $5,000 and a cap on coverage for damages of $250,000. There can be no assurance that current or future environmental or transportation laws, rules, regulations or policies will not have a material adverse effect on us.

Potential product liability claims against us could result in reduced demand for our products or extensive damages in excess of insurance coverage

The use of our products in clinical trials or from commercial sales will expose us to potential liability claims if such use, or even their misuse, results in injury, disease or adverse effects. We intend to obtain product liability insurance coverage before we initiate clinical trials for our therapeutic products. This insurance is expensive and insurance companies may not issue this type of insurance when needed. Any product liability claim resulting from the use of our diagnostic test in our clinical study, even one that was not in excess of our insurance coverage or one that is meritless, could adversely affect our ability to complete our clinical trials or obtain FDA approval of our product, which could have a material adverse effect on our business.

The healthcare reimbursement environment is uncertain and our customers may not get significant insurance reimbursement for our products, which could have a materially adverse affect on our sales and our ability to sell our products

Recent efforts by governmental and third-party payors, including private insurance plans, to contain or reduce the costs of health care could affect the levels of revenues and profitability of pharmaceutical and biotechnology products and companies. For example, in some foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been a number of federal and state proposals to implement similar government control. Pricing constraints on our potential products could negatively impact revenues and profitability.

In the United States and elsewhere, successful commercialization of our products will depend in part on the availability of reimbursement to the consumer using our products from third-party health care payors. Insufficient reimbursement levels could affect our ability to realize an appropriate return on our investment in product development. Third-party health care payors are increasingly challenging the price and examining the cost-effectiveness of medical products and services. If we succeed in bringing one or more products to market, and the government or third-party payors fail to provide adequate coverage or reimbursement rates for those products, it could reduce our product revenues and profitability.

We must rely on third party relationships to develop, produce and market our product without which we will fail

We do not possess all the resources necessary to complete the development, clinical testing, manufacturing, marketing and commercialization of our diagnostic and therapeutic products and we will need to obtain such resources from third parties. In order to obtain such resources, we will need to enter into collaborations with corporate partners, licensors, licensees and possibly relationships with third parties from whom we will outsource these resources. Our success may depend on obtaining such relationships. This business strategy is to utilize the expertise and resources of third parties in a number of areas including:

•	performing various activities associated with pre-clinical studies and clinical trials
•	preparing submissions seeking regulatory approvals
•	manufacture of kits and solutions
•	sales and marketing of our products

This strategy of reliance on third party relationships creates risks to us by placing critical aspects of our business in the hands of third parties, who we may not be able to control as effectively as our own personnel. We cannot be sure that any present or future collaborative agreements will be successful. If these third parties do not perform in a timely and satisfactory manner, we may incur additional costs and lose time in our development and clinical programs as well as commercializing our products. To the extent we choose not to, or are not able to, establish such arrangements, we could experience increased capital requirements.

We do not have the ability to conduct all facets of our clinical trials independently. We intend to rely on clinical investigators and third-party clinical research organizations to perform a significant portion of these functions. There can be problems with using third party clinical research organizations such as:

•	we are not able to locate acceptable contractors to run this portion of our clinical trials
•	we can not enter into favorable agreements with them
•	third parties may not successfully carry out their contractual duties
•	third parties may not meet expected deadlines

If any of these problems occur, we will be unable to obtain required approvals and will be unable to commercialize our products on a timely basis, if at all.

We must enroll a sufficient number of participants in our clinical trials and generate clinical data that shows our products are safe and effective in order to obtain regulatory approval which is necessary to market our products

In order to sell our products, we must receive regulatory approval to market our products. Before obtaining regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through pre-clinical studies and clinical trials that the product is safe and effective for use in each target indication. If our products fail in clinical trials, this may have a significant negative impact on our company.

In addition, the results from pre-clinical testing and early clinical trials may not be predictive of results obtained in later clinical trials. There can be no assurance that our clinical trials will demonstrate sufficient safety and effectiveness to obtain regulatory approvals. The completion rate of our clinical trials is dependent on, among other factors, the patient enrollment rate. Patient enrollment is a function of many factors including:

•	patient population size
•	the nature of the protocol to be used in the trial
•	patient proximity to clinical sites
•	eligibility criteria for the study

We believe our planned procedures for enrolling patients are appropriate. However, delays in patient enrollment would increase costs and delay ultimate sales, if any, of our products.

We may experience delays, limitations and other problems in obtaining regulatory approval for our products

The regulatory process takes many years and requires the expenditure of substantial resources. Data obtained from pre-clinical and clinical activities are subject to varying interpretations that could delay, limit or prevent regulatory agency approval. We may also encounter delays or rejections based on changes in regulatory agency policies during the period in which we develop our products and/or the period required for review of any application for regulatory agency approval of a particular product. Delays in obtaining regulatory agency approvals will make the projects more costly and adversely affect our business.

We have filed with the FDA a Pre-Investigational Device Exemption (“Pre-IDE”) application with respect to our CSF-based diagnostic test and we had our Pre-IDE meeting with the FDA. It is uncertain when we will file a Pre-IDE for our serum-based diagnostic test. We have not filed any Investigation New Drug (“IND”) with respect to our AD therapeutic in discovery, and the timing of such filing in the future is uncertain.

If the FDA grants approval for a drug or device, such approval may limit the indicated uses for which we may market the drug or device and this could limit the potential market for such drug or device. Furthermore, if we obtain approval for any of our products, the marketing and manufacture of such products remain subject to extensive regulatory requirements. Even if the FDA grants approval, such approval would be subject to continual review, and later discovery of unknown problems could restrict the products future use or cause their withdrawal from the market. Failure to comply with regulatory requirements could, among other things, result in:

•	fines
•	suspension of regulatory approvals
•	operating restrictions and criminal prosecution.

In order to market our products outside of the United States, we must comply with numerous and varying regulatory requirements of other countries regarding safety and quality. The approval procedures vary among countries and can involve additional product testing and administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries includes all of the risks associated with obtaining FDA approval detailed above. Approval by the FDA does not ensure approval by the regulatory authorities of other countries.

In addition, many countries require regulatory agency approval of pricing and may also require approval for the marketing in such countries of any drugs or devices we develop. We cannot be certain that we will obtain any regulatory approvals in other countries and the failure to obtain such approvals may materially adversely affect our business.

Our stock price may fluctuate significantly due to reasons unrelated to our operations, our products or our financial results, and because we must raise additional funds by December 2006, our stock price may decrease if we have to issue a large number of shares of common stock to raise funds

Stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating performance or new product or service announcements. Broad market fluctuations, earnings and other announcements of other companies, general economic conditions or other matters unrelated to us or our operations and outside our control also could affect the market price of the Common Stock. During the 2004 and 2005 fiscal years and the nine-month period ended September 30, 2006, the highest price of our stock was $0.59 and the lowest price of our stock during the same period was $0.14. We have sufficient cash to last through December 2006, and will need to raise additional funds prior to January 2007. In order to raise additional funds, we may have to sell a significant number of shares of our common stock and/or warrants exercisable to purchase shares of our common stock. While the inflow of additional funds may cause our stock price to increase, the prospect of issuing, or actual issuance of, a substantial number of additional shares of common stock may cause our stock price to decrease.

Our share price may decline due to a large number of shares of our common stock eligible for sale in the public markets

As of September 30, 2006, we had outstanding 95,185,184 shares of Common Stock, without giving effect to shares of Common Stock issuable upon exercise of (i) warrants issued in our February 2004 offering exercisable for 42,004,795 shares of our common stock (at an exercise price of $0.30 per share), (ii) the Placement Agent's warrants exercisable for 3,170,000 shares of our common stock (at an exercise price of $0.30 per share), (iii) 10,868,696 options granted under the Company’s stock option plan, (iv) 4,318,788 other warrants previously issued (including the 922,500 warrants with an exercise price of $.0025 issued to the investors who purchased the 12% senior unsecured notes from us in July 2006) and (v) 10,000,000 options granted outside of the Company’s stock option plan. Of such outstanding shares of Common Stock, all are freely tradable, except for any shares held by our "affiliates" within the meaning of the Securities Act (officers, directors and 10% security holders), which shares will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

We have not paid any dividends and do not anticipate paying dividends in the foreseeable future

A predecessor of Applied NeuroSolutions liquidated most of its assets and paid a dividend to its shareholders in August 2001. We have not paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Investors who require dividend income should not rely on an investment in our common stock to provide such dividend income. Potential income to investors in our common stock would only come from any rise in the market price of our common stock, which is uncertain and unpredictable.

A limited market for our common stock and "Penny Stock" rules may make buying or selling our common stock difficult

Our common stock presently trades in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities. In addition, our common stock is subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. The SEC regulations generally define a penny stock to be an equity that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. Moreover, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to transactions prior to sale. Regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers of our common stock to sell their shares in the secondary market.

Our internal controls may not be adequate

Although we have performed an internal review of our controls and procedures and deemed them to be effective, Section 404 of the Sarbanes Oxley Act of 2002 (“Section 404”) requires significant additional procedures and review processes. Section 404 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-KSB for the year ending December 31, 2007. In addition, our independent auditors must report on management’s evaluation of those controls. The additional costs associated with this process may be significant. Our internal controls under Section 404 may not be adequate. We are beginning the process of documenting and testing our system of internal controls to provide the basis for our report. However, at this time, due to ongoing evaluation and testing, no assurance can be given that there may not be significant deficiencies or material weaknesses that would be required to be reported.

ANNEX B

SCHEDULE OF EXCEPTIONS

AND

DISCLOSURE SCHEDULE

Section 5.3(b)

As of September 30, 2006, stock options to purchase 20,868,696 shares of the Company’s Common Stock were outstanding.

As of September 30, 2006, warrants to purchase 49,493,583 shares of the Company’s Common Stock were outstanding.

As of September 30, 2006, the Company has granted 400,000 shares of restricted Common Stock.

Applied NeuroSolutions, Inc.

SECURITIES PURCHASE AGREEMENT

_____________________, 20__

1.DEFINITIONS                                                                  1

2.AUTHORIZATION OF SECURITIES                                                    4

3.SALE AND PURCHASE OF THE SECURITIES                                                4

4.REGISTER OF SECURITIES; RESTRICTIONS ON TRANSFER OF SECURITIES; REMOVAL OF RESTRICTIONS ON TRANSFER OF SECURITIES                                                            4

4.1Register of Securities                                                        4

4.2Restrictions on Transfer                                                      5

4.3Removal of Transfer Restrictions                                                7

5.REPRESENTATIONS AND WARRANTIES BY THE COMPANY                                    8

5.1Organization, Standing, etc                                                    8

5.2Qualification                                                             8

5.3Capital Stock                                                            8

5.4Corporate Acts and Proceedings                                                8

5.5Compliance with Other Instruments                                                9

5.6Binding Obligations                                                        9

5.7Securities Laws                                                            9

5.8Financial Statements                                                           9

5.9Litigation                                                              10

5.10Brokers or Finders                                                          10

6.CONDITIONS OF PARTIES’ OBLIGATIONS                                               10

6.1Conditions of Investor’s Obligations at the Closing                                          10

6.2Conditions of Company’s Obligations                                                  11

7.REGISTRATION OF RESTRICTED STOCK                                                   11

7.1Required Registration                                                        11

7.2Registration Procedures                                                            12

7.3Expenses                                                               13

7.4Indemnification                                                            13

7.5Reporting Requirements Under the Exchange Act                                        16

7.6Stockholder Information                                                             16

8.LOCK-UP OF SECURITIES                                                           16

9.TERMINATION                                                                  16

9.1Grounds for Termination                                                              16

9.2Effect of Termination                                                             17

10.MISCELLANEOUS                                                                17

10.1Waivers and Amendments                                                         17

10.2Effect of Waiver or Amendment                                                        17

10.3Rights of Holders Inter Se                                                          18

10.4Exculpation Among Investors and Holders                                            18

10.5Brokers or Finders                                                               18

10.6Notices                                                                 18

10.7Entire Agreement                                                                19

10.8Severability                                                                  19

10.9Parties in Interest                                                                19

10.10Headings                                                              19

10.11Choice of Law                                                            19

10.12Expenses                                                              19

10.13Counterparts                                                            19

10.14Publicity                                                                19

ANNEXES
A - Risk Factors
B - Schedule of Exceptions and Disclosure Schedule

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

Appendix C: [***]
Patent and Patent Applications

Title	Patent Number	Serial Number	Filing Date	Country	Priority Date
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]